UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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CHURCHILL DOWNS INCORPORATED

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

RELATING TO THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 20, 2021

On March 11, 2021, Churchill Downs Incorporated (the “Company”) filed with the Securities and Exchange Commission the Company’s definitive proxy statement (the “Proxy Statement”) for the Company’s Annual Meeting of Shareholders, which is scheduled to be held on April 20, 2021 (the “Annual Meeting”).

At the Annual Meeting, shareholders will be given the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executive officers (the “NEOs”). This supplement to the Proxy Statement (the “Supplement”) is being provided regarding the decision of the Compensation Committee of the Company’s Board of Directors (the “Board”) regarding the payout of the 2018-2020 Performance Share Units (the “2018-2020 PSUs”) under the Executive Long Term Incentive Plan (the “ELTI Plan”) and the Board’s recommendation that shareholders approve the advisory resolution relating to the compensation of the Company’s NEOs as disclosed in the Proxy Statement (“Proposal No. 3”). The Proxy Statement provides additional relevant information regarding this matter.

The Board has recommended that shareholders vote FOR Proposal No. 3.

The Compensation Committee considered a number of factors before determining the payouts for the 2018-2020 PSUs in light of the unforeseen and significant impact of the COVID-19 pandemic in 2020.

Three potential 2018-2020 PSU payout scenarios were:

1.	If the performance period had ended on December 31, 2019;

2.	If the performance period included the 2020 component calculated using the February 2020 year-to-date performance versus target; and

3.	If the performance period utilized the actual performance for the entire three year performance period.

The potential PSU payout for each of these scenarios was:

2018-2020 PSUs
	3-year
	Performance	Potential PSU
Scenario	Based On:	Payout
1	2 yrs.	246%
2	2 yrs., 2 mths.	250%
3	3 yrs.	128%

As discussed in the Proxy Statement, with respect to the 2020 component of the 2018-2020 PSUs, the Compensation Committee determined that a payout using 2020 actual performance did not appropriately reflect the strong performance and leadership demonstrated by our NEOs during the entire performance period and, in particular, under the challenging and unprecedented conditions presented by the COVID-19 pandemic in 2020. The Compensation Committee also recognized that using 2020 actual performance in the 2018-2020 PSU formulaic payout calculations would have a significant detrimental impact on the payout such that the resulting payout would not be reflective of the performance of the NEOs over the entire 2018-2020 PSU performance period and the Company’s significant stock price appreciation over the performance period. The Compensation Committee recognized the NEOs execution of organic growth initiatives amidst the COVID-19 pandemic, while protecting the long-term value of the iconic Kentucky Derby as described in the Proxy Statement.

The Compensation Committee determined that it would be more appropriate to have the payouts for the 2018-2020 PSUs near the mid-point between the formulaic potential payout based on performance from January 2018 through February 2020 of 250% and the formulaic potential payout based on performance during the entire performance period of 128%. As discussed in the Proxy Statement, the 182.8% payout, which is slightly below the mid-point of these two potential payouts, was determined by using the formulaic payout calculation based on actual results for the 2018 and 2019 performance years and assumed the 2020 performance year was achieved at the original target level of performance for the Adjusted EBITDA and the cash flow metrics for compensation purposes. Refer to Exhibit I for further clarification on the 2018-2020 PSU Payout calculations.

The Compensation Committee believes that this approach more fairly compensates the NEOs for the 2018–2020 PSUs in light of the unforeseeable impact of the COVID-19 pandemic on the 2020 results that otherwise negated the NEOs’ strong performance and leadership and the Company’s significant stock price appreciation during the performance period. The 2018-2020 PSU payout, paid in shares of the Company’s stock with no cash component, helps to further align the NEOs and the shareholders over the long-term.

For the reasons set forth above and in the Proxy Statement, the Board has recommended that shareholders vote FOR Proposal No. 3.

Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

This Supplement is being filed with the Securities and Exchange Commission and made available to the Company’s shareholders on or about April 13, 2021. The Company’s 2021 Proxy Statement and 2020 Annual Report are available on our Company website at https://ir.churchilldownsincorporated.com/financial-information/annual-reports. Proxy materials also may be accessed at www.proxydocs.com/chdn.

Exhibit I

2018 – 2020 PSU Payout Calculation

2018-2020 PSU Performance vs. Targets
Adjusted EBITDA for Compensation Purposes
		Adj. EBITDA			Payout		Payout Based
	Adj. EBITDA	Metric for	Adj. EBITDA Performance		Based on	Payout	on Payout
$ Millions	Targets(1)	Compensation(2)	Vs. Target(3)		Payout Curve	Weight	Curve
2018	$305.0	$328.8	$23.8
2019	349.0	451.4	102.4
2020	364.0	364.0	—

Total	$1,018.0	$1,144.2	$126.2	112.4%	141.3%	50%	70.65%

Cash Flow Metric for Compensation Purposes
		Cash Flow Metric			Payout		Payout Based
	Cash Flow	for	Cash Flow Performance Vs.		Based on	Payout	on Payout
$ Millions	Targets(4)	Compensation(5)	Target(6)		Payout Curve	Weight	Curve
2018	$127.0	$159.4	$32.4
2019	187.0	235.0	48.0
2020	209.5	209.5	—

Total	$523.5	$603.9	$80.4	115.3%	151.1%	50%	75.55%

					Total Weighted Payout		146.2%
					x TSR Modifier		125.0%

					Target Multiplier:		182.8%

(1)	Adjusted EBITDA targets were set by the Board at the time of award in February 2018.
(2)

Adjusted EBITDA Metric for Compensation is a non-GAAP financial measure. Please refer to Exhibit II to this Supplement for a reconciliation to the most directly comparable GAAP measure. Adjusted EBITDA Metric for Compensation is calculated based on 2018 and 2019 actual results and 2020 at the original target set at the time of award in February 2018.

(3)	Adjusted EBITDA Performance Vs. Target is based on the applicable Adjusted EBITDA Metric for Compensation versus the applicable target set by the Board in February 2018.
(4)	Cash Flow Metric targets were set by the Board at the beginning of the annual periods ending December 31 of each of 2018, 2019, and 2020.
(5)

Cash Flow Metric for Compensation is a non-GAAP financial measure. Please refer to Exhibit III to this Supplement for a reconciliation to the most directly comparable GAAP measure. Cash Flow Metric for Compensation is calculated based on actual results for 2018 and 2019 and 2020 at the original target set in February 2020, which was set prior to the time when the Company could have anticipated or known the impact of the impending COVID-19 pandemic.

(6)

Cash Flow Performance Vs. Target is based on the applicable Cash Flow Metric for Compensation versus the target set by the Board at the beginning of the applicable annual period ending December 31 of 2018, 2019, or 2020.

Exhibit II

Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA for Compensation Purposes

	Years Ended December 31,
(in millions)	12/31/2020	12/31/2019	12/31/2018
Comprehensive (loss) income attributable to Churchill Downs Incorporated	$(81.9)	$137.5	$353.2
Foreign currency translation, net of tax	—	—	(0.6)
Change in pension benefits, net of tax	—	—	0.2

Net (loss) income attributable to Churchill Downs Incorporated	(81.9)	137.5	352.8
Net loss attributable to noncontrolling interest	0.2	0.3	—

Net (loss) income before noncontrolling interest	(82.1)	137.2	352.8
Loss (income) from discontinued operations, net of tax	95.4	2.4	(170.2)

Income from continuing operations, net of tax	13.3	139.6	182.6
Additions:
Depreciation and amortization	92.9	96.4	63.6
Interest expense	80.0	70.9	40.1
Income tax (benefit) provision	(5.3)	56.8	51.3

EBITDA	180.9	363.7	337.6

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	23.7	23.8	17.7
Legal reserves	—	3.6	—
Other, net	0.8	0.4	(0.6)
Pre-opening expense	11.2	5.1	4.8
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	38.5	32.6	13.9
Changes in fair value of Midwest Gaming’s interest rate swaps	12.9	12.4	—
Midwest Gaming’s recapitalization and transactions costs	—	4.7	—
Other charges and recoveries, net	—	(0.2)	—
Gain on Ocean Downs/Saratoga transaction	—	—	(54.9)
Transaction expense, net	1.0	5.3	10.3
Impairment of tangible and other intangible assets	17.5	—	—

Total adjustments to EBITDA	105.6	87.7	(8.8)

Adjusted EBITDA	$286.5	$451.4	$328.8
COVID-19 Adjustment	77.5 (1)	—	—

Adjusted EBITDA for Compensation Purposes	$364.0	$451.4	$328.8

(1)	The 2020 COVID-19 Adjustment represents the difference between 2020 actual Adjusted EBITDA and the 2020 target Adjusted EBITDA established in February 2018 for compensation purposes.

Exhibit III

Reconciliation of Operating Cash Flows to Cash Flow Metric for Compensation Purposes

	Years Ended December 31,
(in millions)	12/31/2020	12/31/2019	12/31/2018
Cash flow from operating activities	$141.9	$289.6	$197.8
Capital maintenance expenditures	(23.0)	(48.3)	(29.6)
Change in restricted cash	(7.3)	(6.3)	(8.8)

Sub-total	111.6	235.0	159.4
COVID-19 Adjustment	97.9 (1)	—	—

Cash Flow Metric for Compensation Purposes	$209.5	$235.0	$159.4

(1)	The 2020 COVID-19 Adjustment represents the difference between the 2020 actual cash flow metric and the 2020 target cash flow metric established in February 2020 for compensation purposes.